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                                  EXHIBIT 10.3


                           EMPLOYMENT WITH MR. WHITNEY



                              EMPLOYMENT AGREEMENT


This agreement is made and entered into this ___ day of July, 1996, by and between The Delaware County Bank and Trust Company (hereinafter the "Bank"), an Ohio-chartered FDIC-insured nonmember bank with its main office at 41 North Sandusky Street, Delaware, Ohio and Thomas R. Whitney (hereinafter the "Employee"), an individual residing at 701 Burnt Pond Road, Ostrander, Ohio 43061. Any reference to "Superintendent" herein shall mean the Ohio Superintendent of Banks.


                                    RECITALS

A. The Employee is being hired as Vice President and Senior Trust Officer of the bank.

B. The Board of Directors of the Bank wants to assure the Bank of the services of the Employee by executing a written employment agreement.

C. The parties agree that this Employment Agreement shall supersede all prior understandings between the parties, whether oral or written.

D. In consideration of the mutual promises of the Bank and the Employee contained in this Employment Agreement, the Bank and the Employee enter into this Employment Agreement with the terms and conditions set forth herein.


                                    AGREEMENT

1.    Employment
The Bank agrees to employ the Employee and the Employee agrees to serve as Vice President and Senior Trust Officer.

2.    Term of Employment

The Employee is hereby employed as Vice President and Senior Trust Officer of the Bank for an initial term commencing on August 1, 1996, and ending on the 31st day of December, 1996. At the end of this initial term, this Agreement may be extended for successive one-year periods upon the written consent of the Employee and the Bank as set forth herein.

3.    Standards of Performance

Excluding periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote his best efforts and full time to the business and affairs of the Bank and to discharge the duties appropriately assigned to the Employee.




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4.    Base Salary

The Bank agrees to pay the Employee for the term of this Agreement a salary of Eighty-Five Thousand and 00/100 ($85,000.00) per annum (hereinafter referred to as the "Base Salary"). The Base Salary provided for herein shall be payable no less frequently than monthly and not later than the 10th day following the expiration of the month.

5.    Incentive Bonus to the Employee

Employee shall be entitled to participate in any bonus policy provided by Employer at Employer's sole discretion.

6.    Participation in Retirement and Employee Benefit Plans and Additional
      Benefits

     a. The Employee shall be entitled to participate in any plan of the Bank relating to pension, thrift, deferred compensation, profit-sharing, group life insurance, medical insurance, education reimbursement, or other retirement or employee benefits that the Bank may then have in force for the benefit of its executive employees.

7.    Vacations

The employee shall be entitled, without loss of pay, to the number of vacation days in each calendar year determined by the Board of Directors from time to time provided that:

     a. The Employee shall be entitled to an annual vacation of not less than three (3) weeks per year.

     b. The timing of the vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Bank for his unearned vacation time consistent with bank policy.

8.    Disability

If the Employee's employment terminates by reason of the Employee's disability, the Employee shall be paid in accordance with the standard Disability policy of the Bank in existence for that Employee at that time and the Employee shall not be entitled to any additional salary benefits from the Bank and, specifically, shall not be entitled to any additional compensation under Paragraphs 4 and 5 of this Agreement.

9.    Termination of Employment

In addition to the Bank's right to terminate the Employee at the end of the initial term, or any one-year extension, the Bank may terminate the employment of the Employee at any other time during the employment term. ("Employment Term" is defined as the initial term or any additional one-year extension.)

     a. In the event the Bank or its successor terminates the employment of the Employee during the Employment Term because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or fraud or embezzlement, or material breach of any provision of this Agreement (hereinafter collectively referred to termination for "Just Cause"), the Employee shall have no right to receive any compensation or other benefits for any period after such termination.



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     b.  In the event that the Bank or its successor terminates the employment of the Employee during the Employment Term for any reason other than
         (i) for Just Cause, (ii) the Employee's retirement at or after the normal retirement age under a qualified pension plan maintained by the Bank (hereinafter referred to as "Retirement"), or (iii) the Bank decides not to extend the employment Agreement pursuant to Sections 1 and 2 of this Agreement at the end of the initial one-year term or any one-year extension thereafter; then the Employee shall be entitled to receive severance pay as follows:

         Bank shall pay the Employee the base monthly salary for each month the Employee is unemployed for a maximum of twelve (12) months. In the event the Employee obtains employment within the twelve-month period, then the Employee's monthly benefit shall cease. It is the intent of this Agreement that the severance pay set forth herein is to defray the Employee's costs while searching for other employment and that said payment shall be in lieu of any unemployment benefits to which the Employee would be entitled.

         If during the term of this Agreement, the Bank merges or consolidates with another entity (other than a holding company formed by the Bank) and the successor, without the Employee's written consent during a period of one year following the merger or consolidation does any of the following: i) Reduces the Employee's base salary which was in effect on the date of the merger or consolidation; ii) substantially reduces benefits to be provided to the Employee under this Agreement; or iii) requires the Employee to relocate his office to a location in excess of a thirty (30) mile radius of Delaware, Ohio, then the Employee shall have the right to voluntarily terminate his employment as a result of any of these events. In the event the Employee voluntarily terminates his employment as a result of the above events, then the Employee shall be entitled to receive severance pay in an amount equal to the average annual salary paid to the Employee by the Bank during the five (5) previous years immediately preceding the Employee's voluntary termination of employment for the above reasons.

     c. Death of Employee. The employment term automatically terminates upon the death of the employee. In the event of such death, the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which the Employee's death occurred.

     d. Special Regulatory Events. Notwithstanding Section 9(a) of this Agreement, the obligation of the Bank and of the Employee shall be as follows in the event of any of the following circumstances:

         i) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818, the Bank's obligations under this agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Ban may, in its sole discretion, pay the Employee all or part of the compensation withheld while the obligations of this Agreement were suspended and reinstate in whole or in part any of the obligations which were suspended.

         ii) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e) or Section 1127.06 of the Ohio Revised Code, 11 O.R.C. Section 1127.06, all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties shall not be affected.



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         iii)     If the Bank is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act 12 U.S.C., Section 181(x)(1), or declared insolvent by the Superintendent of Banks (Section 1103.04 of the Ohio Revised Code) all obligations under this Agreement shall terminate as of the date of default or insolvency, but this provision shall not affect any vested rights of the parties.

         iv) All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(C) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.

10.   Confidential Information

It is understood between the parties hereto that during the term of this employment agreement Employee will be dealing with confidential information regarding loans, litigation, depositor lists, information relating to the Employer's future plans for development. Employee will have access to and be dealing with such confidential matters in connection with his employment and agrees that he will not disclose to anyone, either directly or indirectly (except those persons involved in such matters, or the Board of Directors, or other entities already having knowledge of such information), any of such confidential matters or use this information other than in the course of his employment with the Bank. All documents that the Employee prepares or confidential information that has been given to the Employee in the course of his employment are the exclusive property of the bank and shall remain in the Bank's possession on the termination of Employee's employment. Under no such circumstances shall any information of this nature be removed from the Bank upon the termination of employment. Furthermore, neither during the course of employment nor after termination of his employment shall the Employee disclose any knowledge of the Bank's pas, present, or planned business activities to any third person, firms, or entities for a period of two (2) years following the termination of his employment. In the event of a breach or a threatened breach by the employee of this covenant, the Bank shall be entitled to proceed with an immediate injunction restraining the Employee from disclosing said information in whole or in part. Nothing herein shall be construed to prohibit the Bank from pursuing any other remedies available to the Bank for the breach of such covenant. For the purposes of this paragraph, files generated by the Employee as a result of his employment by the Bank shall be considered the property of the Bank and not the property of the Employee. Litigation files, customer files, customer lists, information relating to regulators, correspondence with regulators, and all other working files produced by the Employee shall be the sole property of the Bank.

11.  Successors and Assigns

This Agreement shall be binding upon the Bank, its successors and assigns. This Agreement is personal as to the Employee and may not be assigned by the Employee except that the personal representative of the Employee, his heirs, or guardian, as the case may be, shall have the right to enforce the provisions of this Agreement relating to any compensation due to the Employee.

12.   Notices

All notices, requests demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and or mailed, certified or registered mail, return receipt requested, with postage prepaid, the following addresses or to such other address as either party may designate by like notice.




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     A.  If to the Bank, to:
         The Delaware County Bank and Trust Company
         41 North Sandusky Street
         Delaware, Ohio  43015
         Attention:  Secretary, Board of Directors

     B.  If to the Employee, to:
         Thomas R. Whitney
         701 Burnt Pond Road
         Ostrander, Ohio  43061

and to such other additional person or persons as either party shall have designated to the other party in writing by like notices.

13.   Other Contracts

Employee shall devote his full time to his job duties. However, Employee shall be permitted to continue to service clients in the areas of estate planning, wills, trusts, and probate matters. This prive practice shall not interfere with Employee's job duties, and Employer reserves the right to restrict this practice if it feels there is a conflict (ethical or otherwise) or that it is interfering with Employee's performance. It is understood that Employee will close his private law practice in all other areas.

14.  Amendments

No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

15.  Paragraph Headings

The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

16.   Severability

The provision of this Agreement shall be deemed severable and the invaldity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17.   Governing Law

This Agreement shall, except to the extent that Federal law (including any law, rule, or regulation of the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the law of Ohio.

18.   Arbitration

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect provided that the party which does not prevail in its claim pays for the entire cost of the arbitration and that any and all claims existing under federal or state law can be presented in the arbitration. Judgement may be entered on the arbitrator's award in any court having jurisdiction.




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IN WITNESS WHEREOF, the parties have entered this Agreement on the day and year first hereinabove written.

                                              THE DELAWARE COUNTY BANK
                                              AND TRUST COMPANY


                                              By:
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                                              Its:
                                                  ------------------------------


                                              And:
                                                  ------------------------------


                                              Its:
                                                  ------------------------------



                                              ----------------------------------
                                              Thomas R. Whitney (the "Employee")

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